UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2019

RTW RETAILWINDS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-32315 (Commission File Number)	33-1031445 (IRS Employer Identification No.)

330 West 34th Street
9th Floor
New York, New York 10001
(Address of principal executive offices, including  Zip Code)

(212) 884-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 24, 2019, RTW Retailwinds, Inc. and its wholly-owned direct and indirect subsidiaries, including Lerner New York, Inc., Lernco, Inc., Lerner New York Outlet, LLC, Lerner New York FTF, LLC, Lerner New York Holding, Inc., New York & Company Stores, Inc., Lerner New York GC, LLC and FTF GC, LLC entered into Amendment No. 1 to Fourth Amended and Restated Loan and Security Agreement and Joinder (the “Amendment”) with Wells Fargo Bank, National Association, as administrative agent and lender, which amends that certain Fourth Amended and Restated Loan and Security Agreement, dated October 24, 2014 (the “Existing Agreement”, as amended by the Amendment, the “Loan Agreement”). The obligations under the Loan Agreement are guaranteed by RTW Retailwinds, Inc. (the “Company”) and certain of its subsidiaries. The Existing Agreement was scheduled to mature on October 24, 2019. All capitalized terms used herein without definition have the meanings ascribed to such terms in the Loan Agreement.

The amendments to the Existing Agreement provide for, but are not limited to: (i) an extension of the term of the revolving credit facility to October 24, 2024; (ii) a reduction of interest rates related to the revolving credit facility (see below); and (iii) a reduction of certain fees related to the revolving credit facility (see below).

The maximum revolving credit facility commitment remains unchanged, providing the Company with up to $100 million of credit, consisting of a $75 million revolving credit facility (which includes a sub-facility for issuance of letters of credit up to $45 million), and a fully committed accordion option that allows the Company to increase the revolving credit facility up to $100 million in the aggregate or decrease it to a minimum of $60 million in the aggregate, subject to certain restrictions. Borrowing availability under the Company’s revolving credit facility is determined by a monthly borrowing base calculation based on applying specified advance rates against inventory and certain other eligible assets. Under the Loan Agreement, the Company continues to be subject to a Minimum Excess Availability covenant equal to the greater of (i) 10% of the revolving credit facility commitment and (ii) $7.5 million. The Loan Agreement contains other covenants and conditions, including restrictions on the Company’s ability to pay dividends on its common stock, incur additional indebtedness and to prepay, redeem, defease or purchase other debt. Subject to such restrictions, the Company may incur more debt for working capital, capital expenditures, stock repurchases, acquisitions and for other purposes.

Under the terms of the Loan Agreement, the interest rates applicable to Revolving Loans have been reduced by 25 basis points. At the Company’s option, Revolving Loans now bear interest at either (i) a floating rate equal to the LIBOR plus a margin of between 1.25% and 1.50% per year for LIBOR Rate Loans or (ii) a floating rate equal to the Base Rate plus a margin of between 0.25% and 0.50% per year for Base Rate Loans, with each such margin determined based upon the Company’s Average Compliance Excess Availability. The fees the Company pays to the Lenders under the revolving credit facility have also been reduced and now the Company pays a monthly fee on outstanding commercial letters of credit at a rate of between 0.625% and 0.75% per year and on standby letters of credit at a rate of between 1.25% and 1.50% per year, with each such rate determined upon the Company’s Average Compliance Excess Availability, plus a monthly fee on a proportion of the unused commitments under the revolving credit facility, which has been reduced to a rate of 0.20% per year.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 Entry into a Material Definitive Agreement is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers;  Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(d)                                 On October 29, 2019, the Company’s board of directors elected Susan J. Riley, 61, to be a member of the Company’s board of directors, effective October 30, 2019, bringing the Company’s board from 8 members to 9 members. Ms. Riley will serve as an independent member of the audit committee of the board of directors. Ms. Riley will receive compensation in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s Proxy Statement for fiscal year 2018, which was filed on May 1, 2019 with the Securities and Exchange Commission.

Ms. Riley currently serves as Interim President and Chief Executive Officer of PJM Interconnection. Before joining PJM Interconnection, she served as Chief Financial Officer of Eastern Outfitters, LLC (formerly known as Vestis Retail Group, LLC). Ms. Riley served as Executive Vice President-Finance and Administration from 2007 to 2011 and Senior Vice President and Chief Financial Officer from 2006 to 2007 at The Children’s Place; Executive Vice President and Chief Financial Officer at Klinger Advanced Aesthetics from 2005 to 2006; and Senior Vice President, Chief Financial Officer at Abercrombie & Fitch from 2004 to 2005. She has also served in other leadership roles at Mount Sinai Medical Center, Colgate Palmolive Company, The Dial Corporation, and Tambrands, Inc. Ms. Riley began her career as an accountant with Arthur Anderson & Co. Ms. Riley currently serves on the board of directors of PJM Interconnection. She previously served on the board of directors of comScore, Inc., Deb Shops, Essendant, Inc. and StrongArm Technologies and on the board of trustees of Rochester Institute of Technology. Ms. Riley received a B.S. in Accounting from Rochester Institute of Technology and a MBA from Pace University. The board benefits from Ms. Riley’s extensive experience as Chief Financial Officer of public and private companies, including retailers, her other senior financial and operational leadership positions and her board experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW RETAILWINDS, INC.

/s/ Sheamus Toal
Date: October 30, 2019	Name:	Sheamus Toal
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer